Exhibit 4.1

UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY, A NEW YORK CORPORATION (“DTC”), TO THE PARTNERSHIP OR THE TRANSFER AGENT NAMED ON THE FACE OF THIS CERTIFICATE, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR IN SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT IS MADE TO CEDE & CO., OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC), ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL IN AS MUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO. HAS AN INTEREST HEREIN.

TRANSFERS OF THIS GLOBAL SECURITY SHALL BE LIMITED TO TRANSFERS IN WHOLE, BUT NOT IN PART, TO NOMINEES OF DTC OR TO A SUCCESSOR THEREOF OR SUCH SUCCESSOR’S NOMINEE AND TRANSFERS OF PORTIONS OF THIS GLOBAL SECURITY SHALL BE LIMITED TO TRANSFERS MADE IN ACCORDANCE WITH THE RESTRICTIONS SET FORTH IN THE STATEMENT WITH RESPECT TO SERIES 2 PREFERRED UNITS.  IN CONNECTION WITH ANY TRANSFER, THE HOLDER WILL DELIVER TO THE TRANSFER AGENT NAMED ON THE FACE OF THIS CERTIFICATE SUCH CERTIFICATES AND OTHER INFORMATION AS SUCH TRANSFER AGENT MAY REASONABLY REQUIRE TO CONFIRM THAT THE TRANSFER COMPLIES WITH THE FOREGOING RESTRICTIONS.

CERTIFICATE EVIDENCING

6.375% CLASS A CUMULATIVE REDEEMABLE PERPETUAL PREFERRED UNITS, SERIES 2

OF

BROOKFIELD PROPERTY PARTNERS L.P.

A PARTNERSHIP FORMED UNDER THE LAWS OF BERMUDA

CERTIFICATE NUMBER:	INITIAL NUMBER OF SERIES 2 PREFERRED UNITS:

CUSIP Number: G16249 156
ISIN: BMG162491564

Brookfield Property Partners L.P., a Bermuda exempted partnership (the “Partnership”), hereby certifies that CEDE & CO. (the “Holder”), is the registered owner of the number shown on Schedule I hereto of fully paid and non-assessable units of the Partnership’s designated 6.375% Class A Cumulative Redeemable Perpetual Preferred Units, Series 2, with a liquidation preference of $25.00 per unit (the “Series 2 Preferred Units”). The Series 2 Preferred Units are transferable on the books of the Partnership or its duly authorized Transfer Agent, in person or by a duly authorized attorney, upon surrender of this certificate properly endorsed. The rights, preferences and limitations of the Series 2 Preferred Units are set forth in, and this certificate and the Series 2 Preferred Units represented hereby are issued and shall in all respects be subject to the terms and provisions of, the Second Amended and Restated Limited Partnership Agreement of the Partnership, dated August 8, 2013, as amended on November 5, 2015, March 21, 2019, and August 20, 2019, and as the same may be further amended from time to time (the “Partnership Agreement”). Capitalized terms used herein but not defined shall have the meaning given them in the Partnership Agreement. Copies of the Partnership Agreement are on file at, and will be furnished without charge on delivery of written request to the Partnership at the principal office of the Partnership. In the case of any conflict between this certificate and the Partnership Agreement, the provisions of the Partnership Agreement shall control and govern.

Upon receipt of this executed certificate, the Holder is bound by the Partnership Agreement and is entitled to the benefits thereunder.

The Holder, by accepting this certificate, is deemed to have (i) requested admission as, and agreed to become, a limited partner and to have agreed to comply with and be bound by and to have executed the Partnership Agreement, (ii) represented and warranted that the Holder has all right, power and, if an individual, the capacity necessary to enter into the Partnership Agreement, (iii) granted the powers of attorney provided for in the Partnership Agreement, (iv) made the waivers and given the consents and approvals contained in the Partnership Agreement; and (v) ratified and confirmed all contracts, agreements, assignments and instruments entered into on behalf of the Partnership in accordance with the Partnership Agreement.

This certificate shall not be valid for any purpose unless it has been countersigned and registered by the registrar and transfer agent (the “Transfer Agent”).

IN WITNESS WHEREOF, this certificate has been executed on behalf of the Partnership by its General Partner this       day of                        .

BROOKFIELD PROPERTY PARTNERS LIMITED, the general partner of BROOKFIELD PROPERTY PARTNERS L.P.

Name:
Title:

COUNTERSIGNATURE

These are the Series 2 Preferred Units referred to in the within-mentioned Partnership Agreement.

Dated:                        ,

REGISTRAR AND TRANSFER AGENT
AMERICAN STOCK TRANSFER & TRUST COMPANY, LLC

Name:
Title:

FOR VALUE RECEIVED, , hereby assigns, conveys, sells and transfers unto

(Please print or typewrite name and address of Assignee)

(Please insert Social Security or other identifying number of Assignee)

                                       Series 2 Preferred Units representing preferred limited partnership interests evidenced by this certificate, subject to the Partnership Agreement, and does hereby irrevocably constitute and appoint                                                                                     as its attorney-in-fact with full power of substitution to transfer the same on the books of Brookfield Property Partners L.P.

Dated:

(Signature)	(Signature)

NOTICE:                    THE SIGNATURE(S) MUST BE GUARANTEED BY AN ELIGIBLE GUARANTOR INSTITUTION (BANKS, STOCKBROKERS, SAVINGS AND LOAN ASSOCIATIONS AND CREDIT UNIONS WITH MEMBERSHIP IN AN APPROVED SIGNATURE GUARANTEE MEDALLION PROGRAM), PURSUANT TO SEC RULE 17Ad-15

Signature Guaranteed By:

No transfer of the Series 2 Preferred Units evidenced hereby will be registered on the books of the Partnership or its duly authorized Transfer Agent unless the certificate evidencing the Series 2 Preferred Units to be transferred is surrendered for registration of transfer.

SCHEDULE I

BROOKFIELD PROPERTY PARTNERS L.P.

Global Series 2 Preferred Unit

Certificate Number:

The number of Series 2 Preferred Units initially represented by this global Series 2 Preferred Unit shall be                   . Thereafter the Transfer Agent shall note changes in the number of Series 2 Preferred Units evidenced by this global Series 2 Preferred Unit in the table set forth below:

Date of Exchange	Amount of Decrease in Number of Series 2 Preferred Units Represented by this Global Series 2 Preferred Unit	Amount of Increase in Number of Series 2 Preferred Units Represented by this Global Series 2 Preferred Unit	Number of Series 2 Preferred Units Represented by this Global Series 2 Preferred Unit following Decrease or Increase	Signature of Authorized Officer of Transfer Agent